Exhibit 8.2

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: 808-352-0749
Majuro, MH 96960	Email: dreeder.rmi@gmail.com
Marshall Islands

March 26, 2019

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Re: Seaspan Corporation

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), with respect to the preparation of a Registration Statement on Form F-3,including any base prospectus, preliminary prospectus, prospectus or final prospectus which forms a part thereof which forms a part thereof, as filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Registration Statement”), for the offer and sale by certain shareholders of the Corporation of 38,461,539 Class A common shares, par value US$0.01 per share (the “Issuable Class A Common Shares”).

In connection therewith, we have prepared the discussion regarding Marshall Islands tax consequences set forth in the Registration Statement under the captions “Material Non-United States Tax Considerations – Material Marshall Islands Tax Considerations” and “Material Non-United States Tax Considerations – Material Canadian Federal Income Tax Considerations” (the “Discussion”).

With respect to the Canadian Federal Income Tax Considerations we can confirm that a Canadian resident corporation that carries on international shipping business, as described in the Discussion is exempt from all RMI income taxes under the current laws of the RMI. All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and any prospectus supplement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.